Exhibit 10.26

RELEASE AND SETTLEMENT AGREEMENT

1. GENERAL RELEASE

KNOW ALL MEN BY THESE PRESENTS that Jerzy Babkowski of Vancouver, British Columbia, Canada on behalf of himself and also on behalf of his respective heirs, executors, administrators, assigns, servants, agents, officers, directors, employees and all persons or legal entitles entitled to make any claims on their behalf or in their names (all of whom are hereinafter collectively referred to as "the Releasors"), for an in consideration of the sum of THREE THOUSAND DOLLARS CDN$3,000) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), have remised, released and forever discharged and do hereby remise, release, forever discharge, hold harmless and indemnify Bulldog Technologies Inc. ( A Nevada corporation) of Suite 128 - 11180 Coppersmith Place, Richmond, British Columbia, Canada, Bulldog Technologies Inc. (a British Columbia company) of Suite 128 - 11180 Coppersmith Place, British Columbia, Canada, John Cockburn of 6440 Nanika Crescent, Richmond, British Columbia, Canada, and all of their respective past or present heirs, executors, administrators, employees, officers, directors, servants, solicitors, agents, successors and assigns (all of whom are hereinafter collectively referred to as "the Releasees"), of and from any and all manner of actions, cause and causes of action, suits, debts, sums of money, dues, expenses, general damages, special damages, costs, claims and demands of any and every kind and nature at law or in equity, or under any statute, which against the Releasees or any of them, the Releasors, any of them or any one else claiming through them or in their name ever had, now have or which they hereafter may have, for or by reason of any matter, cause or thing whatsoever existing up to the present time.

2. CONFIDENTIALITY

The terms of this Agreement are confidential and the Releasors agree that, except as may be required by law, they will not disclose or knowingly allow or cause others to disclose the terms of this Agreement to any other person, without first obtaining the consent of the Releasees.

3. GOVERNING LAW

The Releasors and the Releasees agree that this Release and Settlement Agreement will be governed by and construed in accordance with the law of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the undersigned, on their own behalf and also on behalf of the Releasors as defined herein, has executed this Release and Settlement Agreement at Richmond, British Columbia, this 28th day of May, 2004.

SIGNED, SEALED and DELIVERED by JERZY BABKOWSKI in the presence of:

/s/ Jan Roscovich
Signature
Jan Roscovich
Print Name
128 - 11180 Coppersmith Place
Address
Richmond, BC
Chief Administrator
Occupation

) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jerzy Babkowski JERZY BABKOWSKI